UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 30, 2005
CLINICAL DATA, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-12716	04-2573920
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Gateway Center, Suite 411, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 527-9933
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
     On October 6, 2005, Safari Acquisition Corp., a wholly owned subsidiary of Clinical Data, Inc. (the “Company”), was merged with and into Genaissance Pharmaceuticals, Inc. (“Genaissance”), with Genaissance surviving as a wholly-owned subsidiary of the Company (the “Merger”). The Merger was consummated pursuant to the Agreement and Plan of Merger dated as of June 20, 2005, by and among the Company, Safari and Genaissance, as amended by the First Amendment to Agreement and Plan of Merger, dated as of July 28, 2005.
     The Company is now filing financial statements and financial information for Genaissance for the three-month period ended September 30, 2005. This information is filed herein under Item 9.01.
Item 9.01 Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired.

The information required by Item 9.01(a) is filed as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

(b)	Pro Forma Financial Information.

None.

(c)	Exhibits.

99.1	The condensed consolidated balance sheets of Genaissance as of September 30, 2005 (unaudited) and December 31, 2004 and the condensed consolidated statement of operations for the three months ended September 30, 2005 (unaudited) and September 30, 2004 and for the nine months ended September 30, 2005 (unaudited) and September 30, 2004, as well as the condensed consolidated statement of cash flows for the nine months ended September 30, 2005 (unaudited) and September 30, 2004, including the notes thereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clinical Data, Inc.

By:	/s/ Caesar J. Belbel

Caesar J. Belbel
Executive Vice President, Chief Legal Officer and Secretary
DATE: May 11, 2006

EXHIBIT INDEX

Exhibit No.	Description
99.1	The condensed consolidated balance sheets of Genaissance as of September 30, 2005 (unaudited) and December 31, 2004 and the condensed consolidated statement of operations for the three months ended September 30, 2005 (unaudited) and September 30, 2004 and for the nine months ended September 30, 2005 (unaudited) and September 30, 2004, as well as the condensed consolidated statement of cash flows for the nine months ended September 30, 2005 (unaudited) and September 30, 2004, including the notes thereto.